Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120377, No. 333-97537, No. 333-97533, No. 33-96582, No. 33-96580, No. 333-34509, No. 333-91591 and No. 333-150037 on Form S-8 of our report dated March 31, 2009, relating to the financial statements of Canterbury Park Holding Corporation appearing in the Annual Report on Form 10-K of Canterbury Park Holding Corporation for the year ended December 31, 2009.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 31, 2010